Exhibit 99.10

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Dina Zilberman, Laurie Blain, Miriam Steinberg and Katherine Schuler, and each of them, as the undersigned’s true and lawful attorney-in-fact to:

(1)            execute for and on behalf of the undersigned, in the undersigned’s capacity as a representative of Alliance Ventures B. V. (the “Company”), any and all Schedule 13D or Schedule 13G, and any amendments thereto required to be filed by the Company in accordance with Sections 13(d) or (g) and Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder with respect to transactions in WeRide Inc.’s securities;

(2)            do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D or Schedule 13G and any amendments thereto and timely file such report with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

(3)            take any other action of any type whatsoever in connection with the foregoing which is legally required.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that no such attorney-in-fact, in serving in such capacity at the request of the undersigned, is hereby assuming, nor is the Company hereby assuming, any of the undersigned’s responsibilities to comply with Section 13 or Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the Company is no longer required to file Schedule 13D or Schedule 13G reports with respect to the Company’s holdings of and transactions in securities issued by WeRide Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of September 25, 2024.

Alliance Ventures B.V.

By:	/s/ Véronique Sarlat-Depotte
Name: Véronique Sarlat-Depotte
Title: Chairwoman and Managing Director